Exhibit 32.2

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (Chief Financial Officer)

In connection with the annual report of HealthWarehouse.com, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission (the “Report”), I, Lalit Dhadphale, Principal Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 27, 2015	/s/ Lalit Dhadphale
Lalit Dhadphale
Principal Financial Officer

A signed original of this written statement required by section 906 has been provided to HealthWarehouse.com, Inc. and will be retained by HealthWarehouse.com, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the SEC with this Report pursuant to Section 906 of the Sarbanes – Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.